Exhibit 99.4

FOR:	AMPAL-AMERICAN ISRAEL CORPORATION
CONTACT:	Irit Eluz
CFO - SVP Finance & Treasurer
1 866 447 8636
irit@ampal.com

FOR:	KM/KCSA Investor Relations
CONTACT:	Roni Gavrielov
011-972-3-516-7620
roni@km-ir.co.il

CORRECTED PRESS RELEASE OF AUGUST 1, 2007 –

AMPAL-AMERICAN ISRAEL CORPORATION FILED A PROSPECTUS IN ISRAEL FOR THE REGISTRATION OF PREVIOUSLY ISSUED SERIES A NOTES

Tel Aviv, Israel – August 2, 2007 - Ampal-American Israel Corporation - (NASDAQ: "AMPL") announced that on August 1, 2007 it has filed a final prospectus with the Israeli Securities Authority and the Tel Aviv Stock Exchange for the resale and listing with the Tel Aviv Stock Exchange of its Series A Notes. The Series A Notes were sold to Israeli institutional investors in a private placement in November 2006 in the principal amount of NIS 250,000,000 (approximately $58 million).

Pursuant to Section 3.1.1 of the prospectus:

1.

On August 19, 2007, which is twelve (12) days after the Effective Date (as defined below), Ampal shall pay the Series A Notes holders additional interest of 0.10959% (0.5% annually) for the period commencing May 20, 2007 and ending on August 9, 2007, which is the date the Series A Notes will be registered for trade.

2.

The additional interest will be paid to the Series A Note holders whose names appear in the Series A Note holders register kept by Ampal as of August 7, 2007, which is two (2) days prior to the registration of the Series A Notes for trade (the “Effective Date”).

The debt offering was made solely to certain non-U.S. institutional investors in accordance with Regulation S under the U.S. Securities Act of 1933, as amended. The notes have not been and will not be registered under the U.S. securities laws, or any state securities laws, and may not be offered or sold in the United States or to United States persons without registration unless an exemption from such registration is available. This notice does not constitute an offer to sell the notes, nor a solicitation for an offer to purchase the notes. Further, this press release shall not constitute any offer, solicitation or sale of any of the notes in any jurisdiction in which such offering sold would be unlawful.

About Ampal

Ampal and its subsidiaries primarily acquire interests in businesses located in the State of Israel or that are Israel-related. Ampal has diversified interests in the following sectors: Energy, Real Estate and others. For more information about Ampal please visit our web site at www.ampal.com.

Certain information in this press release includes forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to Ampal that are based on the beliefs of management of Ampal as well as assumptions made by and information currently available to the management of Ampal. When used in this press release, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," and similar expressions as they relate to Ampal or Ampal's management, identify forward-looking statements. Such statements reflect the current views of Ampal with respect to future events or future financial performance of Ampal, the outcome of which is subject to certain risks and other factors which could cause actual results to differ materially from those anticipated by the forward-looking statements, including among others, the economic and political conditions in Israel, the Middle East, including the situation in Iraq, and the global business and economic conditions in the different sectors and markets where Ampal's portfolio companies operate. Should any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcome may vary from those described herein as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Ampal or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Please refer to the Ampal's annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially. Ampal assumes no obligation to update or revise any forward-looking statements